EXHIBIT 99.1

MTBC Announces the Closing of its Largest Acquisition to Date

SOMERSET, N.J., October 5, 2016 (Marketwired) – MTBC (NASDAQ: MTBC), a leading provider of proprietary, web-based electronic health records, practice management and mHealth solutions, today announced the closing of its largest acquisition of revenue cycle management customer accounts and other assets since its IPO.

“We are pleased to acquire substantially all of the assets of MediGain, LLC, a Texas-based medical billing company, and its affiliate, Millennium Practice Management, LLC, a New Jersey-based medical billing company (together, “MediGain”), through our wholly owned subsidiary, said Mahmud Haq, MTBC’s CEO. He continued, “This acquisition has allowed us to expand our client base and will allow us to show significant revenue growth in 2017.”

“We are excited by the opportunity presented by this acquisition and privileged to be able to support the team members formerly with MediGain as they continue to provide world class practice management support to healthcare providers throughout the United States,” said Stephen Snyder, MTBC’s President. He continued, “We look forward to leveraging our combined team of professionals and proprietary technology to help healthcare providers further increase revenues and reduce operating costs.”

In commenting on the transaction, Bill Korn, MTBC’s CFO, said, “We are very pleased to have acquired MediGain’s assets at a compelling valuation that represents a significant discount as compared to the industry norm of at least one times annualized revenues for a company of MediGain’s size.” He continued, “Moreover, we believe that our newly acquired business will contribute to our positive Adjusted EBITDA by the end Q1 2017.”

Substantially all of MediGain’s assets, including customer accounts, intellectual property, and offshore operations in India and Sri Lanka, were acquired by MTBC’s wholly owned subsidiary, MTBC Acquisition, Corp., on October 3, 2016. MTBC’s subsidiary acquired these assets through the closing of a Strict Foreclosure Agreement with MediGain, which occurred immediately after MTBC’s acquisition of 100% of MediGain’s senior debt from Prudential Insurance Company, which was collateralized by substantially all of MediGain’s assets.

For more information on MTBC, please visit www.mtbc.com.

About MTBC

Medical Transcription Billing, Corp. is a healthcare information technology company that provides a fully integrated suite of proprietary web-based and mobile health solutions, together with related business services, to healthcare providers throughout the United States. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the NASDAQ Capital Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the NASDAQ Capital Market under the ticker symbol “MTBCP.”

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Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to: the Company’s ability to manage growth; integrate acquisitions; effectively migrate and keep newly acquired customers and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE MTBC

MTBC Investor and Media Contact:

Christine J. Petraglia

Managing Director

PCG Advisory Group

christine@pcgadvisory.com

(646) 731-9817

Company Contact:

Bill Korn

Chief Financial Officer

Medical Transcription Billing, Corp.

bkorn@mtbc.com

(732) 873-5133